                                                                    EXHIBIT 21.1

                             LISTING OF SUBSIDIARIES

                                                                       Country, State
                                                                       or Province
                                                                       of Incorporation
                                                                       ----------------
Metallurg, Inc.                                                        Delaware
    Metallurg International Resources, LLC                             Delaware
    Shieldalloy Metallurgical Corporation                              Delaware
    Metallurg Services, Inc.                                           New York
    MIR (China), Inc. (dormant)                                        Delaware
    Metallurg (Canada) Limited                                         Quebec, Canada
    Metallurg Holdings Corporation                                     New York
        Elektrowerk Weisweiller GmbH                                   Germany
        Metallurg Europe Limited                                       England
            London & Scandinavian Metallurgical Co Limited             England
                S. A. Vickers Limited (dormant)                        England
                H. M. I. Limited (dormant)                             England
                Metal Alloys (South Wales) Limited (dormant)           England
                Metalloys Limited (dormant)                            England
                The Aluminium Powder Company Limited                   England
                    Alpoco Developments Limited (dormant)              England
                    Benda-Lutz-Alpoco Sp.zo.o.                         Poland
                M & A Powders Limited (dormant)                        England
                Hydelko AS                                             Norway
            Metallurg South Africa (Pty.) Limited                      South Africa
                W.T. Mines Limited (dormant)                           South Africa
                Stand 359 Wadeville Extension 4 (Pty.) Limited         South Africa
                Reframet Installations (Pty.) Limited                  South Africa
                Natal Foundry Suppliers (Pty.) Limited                 South Africa
            Companhia Industrial Fluminense                            Brazil
        Turk Maadin Sirketi                                            Turkey
            Oren Madencilik (dormant)                                  Turkey
        Metallurg (Far East) Limited                                   Japan
        Metallurg Mexico S. A. de C. V.                                Mexico
        Metallurg Servicios S de RL de CV                              Mexico
        Caribbean Metals & Alloys Limited (dormant)                    Jersey, CI
        Brandau y Cia S. A. (dormant)                                  Spain
        Aleaciones Metalurgicas Venezolanas  C. A.  (dormant)          Venezuela

Notes

Dormant subsidiaries have no operations.

As at March 27, 2003